Exhibit 99.13

DocuSign Envelope ID: 5B4F2609-D869-406E-B46E-4B27388B7CFC

National Life Insurance Company

Power of Attorney

February 14, 2019

The undersigned Directors of National Life Insurance Company each hereby authorize Kerry A. Jung or Mehran Assadi as attorney-in-fact, to sign on his or her behalf:

(1)         the VariTrak variable universal life registration statement on Form N-6 (File No. 33-91938) and all amendments thereto,

(2)         the Sentinel Advantage and SAVA-5 variable annuity registration statement on Form N-4 (File No. 333- 19583) and all amendments thereto,

(3)         the Investor Select variable universal life registration statement on Form N-6 and all amendments thereto, and

(4)         any other variable universal life and variable annuity registration statements and all amendments thereto filed on Forms N-6 and N-4 respectively by National Life Insurance Company after the execution date indicated below;

filed after the execution date indicated above on Forms N-6 and N-4, respectively, by National Life Insurance Company, and to file the same, with all exhibits, with the Securities and Exchange Commission.

/s/ Mehran Assadi	/s/ Harris H. Simmons
Mehran Assadi	Harris H. Simmons

/s/ Thomas H. MacLeay	/s/ James H Douglas
Thomas H. MacLeay	James H Douglas

/s/ David R. Coates	/s/ Carol A. Carlson
David R. Coates	Carol A. Carlson

DocuSigned by:	DocuSigned by:

/s/ Bruce Lisman	/s/ Yvette D Bright
Bruce Lisman	Yvette D Bright

/s/ Roger B. Porter
Roger B. Porter